EXHIBIT 99.2

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a nominee to the Board of Directors of Dais Analytic Corporation, a New York corporation, in its Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about September 13, 2011.

September 3, 2011	By:	/s/Richard Rutkowski
Richard Rutkowski